                                                              CONFIDENTIAL
                                                              Exhibit (c)(3)



                   PRESENTATION TO
          LIBERTY FINANCIAL COMPANIES, INC.
                  BOARD OF DIRECTORS




JUNE 4, 2001

                                                                   CONFIDENTIAL
                                                                              1


DISCUSSION OUTLINE

-      Asset Management Segment Transaction
-      Public Shareholder Transaction

ASSET MANAGEMENT
SEGMENT TRANSACTION

                                                                  CONFIDENTIAL
                                                                             2

RECENT ASSET MANAGEMENT SEGMENT OPERATING PERFORMANCE

-      $7.9 billion reduction to AUM in Q4 2000 and Q1 2001 from market action

-      Resulting in Q1 earnings 30% below management plan

-      Greater than $2.0 billion increase in AUM since April 1, 2001

                                                   2001P                             Q1 2001          REVISED
  ($ in millions)                2000A(1)         AT 9/30/00         Q1 2001A        ANNUALIZED        2001P(2)
  -----------------------------------------------------------------------------------------------------------------
   Revenues                       $383.9           $460.8            $105.6            $422.4               NA
   Operating Expenses(3)          (261.3)          (297.3)            (76.6)           (306.4)              NA
   EBITDA                           79.7            122.1              17.0              68.0         $80.0 -$90.0
   AUM                             $51.8BN          $60.9BN           $48.9 BN            NA                NA
  -----------------------------------------------------------------------------------------------------------------

(1)  Includes Wanger for 3 months.
(2)  Revised plan reflects Q1 results and current asset levels.
(3) Excludes amortization of deferred distribution costs and depreciation expense.

Source:  LFC Management

                                                                  CONFIDENTIAL
                                                                             3

ASSET MANAGEMENT SEGMENT TRANSACTION

- FleetBoston is proposing to acquire the Asset Management Segment for $900 million in cash, subject to certain adjustments

- Adjusted for the assumption of liabilities totaling $218 million, FleetBoston's proposal equates to approximately $1.1 billion

- The adjusted purchase price of approximately $1.1 billion implies multiples of:

                                       LTM EBITDA             12.5x

                                       LTM Revenue             2.6x

                                    3/31/2001 AUM              2.3%


      Note: Multiples based on financial data provided by LFC management.

                                                                  CONFIDENTIAL
                                                                             4

SUMMARY OF ASSET MANAGEMENT PROPOSAL

- Adjusted for the assumption of the following liabilities, FleetBoston's $900 million proposal equates to approximately $1.1 billion

 ($ in millions)
--------------------------------------------------------------------------------------- ---------
 Cash bid from FleetBoston                                                                $900

 ASSUMED LIABILITIES:
 NPV of Wanger Earn-out(1)                                                                  91
 NPV of Progress Earn-out(2)                                                                11
 12b-1 Debt                                                                                108
 External Debt                                                                               8
                                                                                        ---------
 Adjusted Purchase Price                                                                $1,118
--------------------------------------------------------------------------------------- ---------

(1) Assumes maximum earn-out potential of $170MM discounted at 18%.
(2) Assumes maximum earn-out potential of $16MM discounted at 13%.
Source: LFC management.

                                                                  CONFIDENTIAL
                                                                             5

SUMMARY FINANCIAL ANALYSIS - ASSET MANAGEMENT SEGMENT

OVERALL VALUATION ANALYSIS IMPLIES AN ENTERPRISE REFERENCE RANGE OF APPROXIMATELY $950 MILLION TO $1.25 BILLION

($ in millions)
-------------------------------------------------------------------------------------------------------------------------
 Comparable Company Analysis
         Without Control Premium                                                    $900     -     $1,100
         With Control Premium                                                      1,100     -      1,300
 Comparable Acquisition Analysis                                                     900     -      1,200
 Discounted Cash Flow Analysis                                                     1,033     -      1,280
-------------------------------------------------------------------------------------------------------------------------
 PRELIMINARY ENTERPRISE REFERENCE RANGE                                             $950     -     $1,250
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
 FLEETBOSTON PROPOSAL                                                                    $1,118
-------------------------------------------------------------------------------------------------------------------------

                                                                  CONFIDENTIAL
                                                                             6


COMPARABLE PUBLIC COMPANIES ANALYSIS METHODOLOGY


- Analyzed Enterprise Value to AUM, Revenues and EBITDA for companies with similar business to the Asset Management segment

- Applied relevant multiples to historical and projected LFC data (provided by LFC Management) to estimate unaffected price range for the Asset Management segment

-    Added representative control premium

                                                                  CONFIDENTIAL
                                                                             7

COMPARABLE PUBLIC COMPANIES ANALYSIS

COMPARABLE PUBLIC COMPANIES ANALYSIS IMPLIES AN ENTERPRISE REFERENCE RANGE OF APPROXIMATELY $1.1 BILLION TO $1.3 BILLION


                                                COMPANY                                              IMPLIED ENTERPRISE
($ in millions)                                 DATA(1)                MULTIPLE RANGE                  REFERENCE RANGE
---------------------------------------------------------------------------------------------------------------------------------
     LTM EBITDA                                     $89            10.0x    -     12.5x           $894     -   $1,118
     Q1 2001 Annualized EBITDA                       68            10.0     -     13.0             680     -      884
     2001P EBITDA(2)                                 85            10.0     -     12.0             850     -    1,020
     LTM Revenue                                    427             3.1     -      3.5           1,323     -    1,494
     3/31/2001 AUM                               48,939             2.0%    -      2.5%            979     -    1,223
---------------------------------------------------------------------------------------------------------------------------------
  IMPLIED ENTERPRISE REFERENCE RANGE                                                              $900     -   $1,100
---------------------------------------------------------------------------------------------------------------------------------

                        IMPLIED ENTERPRISE REFERENCE RANGE WITH CONTROL PREMIUM    15%          $1,035     -   $1,265
                                                                                   25%           1,125     -    1,375
                                                                                   35%           1,215     -    1,485
---------------------------------------------------------------------------------------------------------------------------------
  ENTERPRISE REFERENCE RANGE WITH CONTROL PREMIUM                                               $1,100     -   $1,300
---------------------------------------------------------------------------------------------------------------------------------

(1) Company data provided by LFC management.
(2) 2001P EBITDA based on midpoint of management's projected range of $80 - $90 million.

                                                                  CONFIDENTIAL
                                                                             8


COMPARABLE PUBLIC COMPANIES

   Market data as of 5/29/2001


                                                                        ENTERPRISE VALUE TO
                                    --------------------------------------------------------------------------------------
                                                                                       Q1 2001
                                                           LTM            LTM        ANNUALIZED       2001P
                                     3/31/2001 AUM       REVENUE        EBITDA         EBITDA        EBITDA
--------------------------------------------------------------------------------------------------------------------------
 Affiliated Managers                     1.99%            3.1x           9.8x           14.8x         10.9x

 Eaton Vance                             5.10             5.6            13.4           12.9          13.3

 Federated Investors                     2.52             5.4            15.9           12.8          13.4

 Franklin Resources                      5.15             4.8            14.0            7.0          10.4

 John Nuveen                             2.80             4.9             9.1            8.8          10.0

 T. Rowe Price                           3.15             4.0            12.1           12.3          14.5

 Waddell & Reed                          8.39             5.3            11.0           11.9          13.8

--------------------------------------------------------------------------------------------------------------------------
 High                                    8.39%            5.6x           15.9           14.8x         14.5x

 Mean                                    4.16             4.7            12.2           11.5          12.3

 Median                                  3.15             4.9            12.1           12.3          13.3

 Low                                     1.99             3.1            9.1            7.0           10.0
--------------------------------------------------------------------------------------------------------------------------

Note: LTM data ending 3/31/01, except for Eaton Vance, which is as of 1/31/01.
Source:  FactSet Research Systems.

                                                                  CONFIDENTIAL
                                                                             9


COMPARABLE ACQUISITIONS ANALYSIS METHODOLOGY

-    Analyzed acquisitions of businesses similar to Asset Management segment

- Reviewed aggregate transaction value and implied multiples of selected financial data

- Applied relevant multiples to segment's historical and projected data (provided by LFC) to estimate an implied enterprise reference range for the Asset Management segment

                                                                  CONFIDENTIAL
                                                                            10


COMPARABLE ACQUISITIONS ANALYSIS

COMPARABLE ACQUISITION ANALYSIS IMPLIES AN ENTERPRISE REFERENCE RANGE OF APPROXIMATELY $900 MILLION TO $1.2 BILLION

($ in millions)                            COMPANY DATA(1)       MULTIPLE RANGE           IMPLIED ENTERPRISE REFERENCE RANGE
-----------------------------------------------------------------------------------------------------------------------------------
 LTM EBITDA                                       $89            9.0x   -   13.5x            $805          -    $1,208

 Q1 2001 Annualized EBITDA                         68            9.0    -   13.5              612          -       918

 2001P EBITDA(2)                                   85            9.0    -   13.5              765          -     1,148

 LTM Revenue                                      427            2.5    -    3.9            1,067          -     1,665

 3/31/2001 AUM                                 48,939            1.8%   -    3.2%             881          -     1,566

-----------------------------------------------------------------------------------------------------------------------------------
  IMPLIED ENTERPRISE REFERENCE RANGE                                                         $900          -    $1,200
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


(1) Company data provided by LFC management.
(2) 2001P EBITDA based on midpoint of management's projected range of $80 - $90 million.

                                                                  CONFIDENTIAL
                                                                            11


COMPARABLE ACQUISITIONS ANALYSIS


                                                                                                 TRANSACTION VALUE TO:
                                                                     TRANSACTION                 ------------------------------
  ACQUIROR                   TARGET                       DATE       VALUE ($MM)          AUM        REVENUES         EBITDA
--------------------------------------------------------------------------------------------------------------------------------
 Robeco Group N.V.           Harbor Capital               03/01       $490              2.9%              NA           NA

 ABN Amro                    Alleghany Asset Management   10/00        825              1.8              4.7x         14.9x

 Alliance Capital Mgmt.      Sanford Bernstein            06/00      3,500              4.0               NA          10.5

 Old Mutual                  United Asset Management      06/00      2,225              1.1              2.5           7.4

 CDC Asset Management        Nvest Companies              06/00      2,184              1.6              3.3          12.1

 Liberty Financial           Wanger                       06/00        371              4.8              6.8          12.4

 Unicredito Italiano         Pioneer Group                05/00      1,314              5.5              6.1          19.1

 Affiliated Managers         Frontier Capital             10/99        100              3.5              5.1           9.5

 UBS                         Global Asset Management      09/99        625              4.5               NA            NA

 ReliaStar                   Pilgrim Capital              07/99        258              3.6              5.0          10.1

 AMVESCAP                    LGT Asset Mgmt               01/98      1,300              2.4              3.9          14.8

                                                                    ------------------------------------------------------------
                                                                            High        5.5%             6.8x         19.1x

                                                                            Mean        3.2              4.7          12.5

                                                                          Median        3.5              4.8          12.3

                                                                             Low        1.1              2.5           7.4
                                                                    ------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Assumes PV of maximum earn-out potential of $170MM discounted at 18%.

                                                                  CONFIDENTIAL
                                                                            12



DISCOUNTED CASH FLOW ANALYSIS METHODOLOGY

- Forecasted Asset Management segment financial results for a five-year period

- Discounted to present value the cash flow available for distribution and estimated terminal value in final year

- Estimated terminal value based on exit multiples of 9.0x - 11.0x of final year's projected EBITDA

-      Applied discount rate range of 13.0% to 15.0%

                                                                  CONFIDENTIAL
                                                                            13



DISCOUNTED CASH FLOW SUMMARY



                              TERMINAL MULTIPLE

                                   9.0X          10.0X        11.0X
                                ----------------------------------------------- ---------------------------------------------------
               13.0%                $324          $324          $324              Value of Interim Cash Flows

                                     781           868           955              Terminal Value

                                  $1,106        $1,193        $1,280              Total
                                ----------    ----------    -------------
                                    13.0X         14.0X         15.1X             IMPLIED MULTIPLE TO MID-POINT OF MANAGEMENT'S
                                                                                  2001 PLAN EBITDA RANGE

DISCOUNT RATE  14.0%                $317          $317          $317              Value of Interim Cash Flows

                                     751           835           918              Terminal Value
                                ----------    ----------    -------------
                                  $1,068        $1,152        $1,235              Total

                                    12.6X         13.6X         14.5X             IMPLIED MULTIPLE TO MID-POINT OF MANAGEMENT'S
                                                                                  2001 PLAN EBITDA RANGE

               15.0%                $311          $311          $311              Value of Interim Cash Flows

                                     722           802           883              Terminal Value
                                ----------    ----------    -------------
                                  $1,033        $1,113        $1,193              Total

                                    12.1X         13.1X         14.0X             IMPLIED MULTIPLE TO MID-POINT OF MANAGEMENT'S
                                                                                  2001 PLAN EBITDA RANGE

                                                                  CONFIDENTIAL
                                                                            14



ASSET MANAGEMENT SEGMENT TRANSACTION

OTHER MAJOR FINANCIAL TERMS:
-   338 (h) (10) Election

-   Assumption of all material liabilities associated with the business

    -   Includes Severance Plan for segment's employees

    -   Excludes Retention Plan for segment's employees

    -   Excludes restricted stock and stock option liabilities

-   Transition Services Agreement with Sun Life to be assumed by FleetBoston

-   Break-up fee of 5% (approximately $45 million)

                                                                  CONFIDENTIAL
                                                                            15


CSFB'S OPINION

    THE CONSIDERATION TO BE RECEIVED IS FAIR, AS OF THE DATE HEREOF, FROM A FINANCIAL POINT OF VIEW, TO LIBERTY FINANCIAL COMPANIES

    CSFB'S OPINIONS ARE QUALIFIED IN THEIR ENTIRETY BY THE SIGNED, WRITTEN OPINION LETTER DELIVERED TO THE BOARD OF DIRECTORS

PUBLIC SHAREHOLDER TRANSACTION

                                                                  CONFIDENTIAL
                                                                            16


PUBLIC SHAREHOLDER TRANSACTION


[PUBLIC SHAREHOLDER TRANSACTION CHART]

                                                                  CONFIDENTIAL
                                                                            17



PUBLIC SHAREHOLDER TRANSACTION

-    LMIC to purchase all shares of LFC not already owned by LMIC

        -    Net proceeds per share on a fully diluted basis is $32.25

        -    Public shareholders will receive $33.44

-    Price, on a per outstanding share basis, is equal to:



                               Actual verses Estimated
  Estimate Proceeds     +/-     After-tax Differences     =     Final Proceeds

    Estimated FleetBoston Proceeds

-   Estimated taxes on Asset Management sale

+   Sun Life after-tax proceeds

-   Other net adjustments (after-tax)

               o      Stock option cost

               o      Transaction costs

               o      Net corporate assets

               o      Other tax adjustments

                                                                  CONFIDENTIAL
                                                                            20


IMPLIED PER SHARE IMPACT OF TRANSACTIONS TO MINORITY

   -------------------------------------------------------------------------------------------------------------------------------
   ($ IN MILLIONS, EXCEPT PER SHARE DATA)                          ASSET MANAGEMENT                          ANNUITIES
   -------------------------------------------------------------------------------------------------------------------------------
     Cash Price from Bidder                                            $        900                           $1,702
     After-Tax Retention Payments                                               (53)                               -
     Tax Payable on Gain                                                       (141)                            (215)
                                                                   -----------------                       -----------------
     After-Tax Proceeds                                                $        706                           $1,487

     After-Tax Proceeds                                                                           $2,193
     Holding Company Adjustments:
     Corporate Debt                                                                                 (650)
     After-Tax Cost of Options                                                                       (20)
     After-Tax Transaction Costs                                                                     (15)
     Estimated Net Corporate Assets                                                                   68
                                                                                             -------------
     Total Gross Proceeds Available to Shareholders                                                1,576
     Eliminate Asset Management Segment Estimated Taxes                                              141
     Decrease Asset Management Segment Purchase Price
     by Benefit from Step-up in Tax Basis                                                            (79)
                                                                                             -------------
     Total Net Proceeds                                                                           $1,638
     Shares Outstanding (MM)                                                                        49.0
   -------------------------------------------------------------------------------------------------------------------------------
     Per Share Proceeds to Public                                                                 $33.44
   -------------------------------------------------------------------------------------------------------------------------------

     Source:  LFC Management.

                                                                  CONFIDENTIAL
                                                                            21


ESTIMATED NET CORPORATE ASSETS

    ($ in millions)
   ---------------------------------------------------------------------------------------------------------------------------
   Cash                                                                                       $79
   Tax Receivable from Asset Management Entities -
   (Settled at Closing)                                                                        60
   LFC Corporate (Severance, retention, etc. after-tax)                                       (25)
   Taxes Payable (Excluding transaction taxes)                                                (17)
   Interest Payable                                                                           (21)
   Other, Net                                                                                  (8)
                                                                                         ----------------
   Net Corporate Assets                                                                       $68
   ---------------------------------------------------------------------------------------------------------

SOURCE: LFC MANAGEMENT.

                                                                  CONFIDENTIAL
                                                                            22


CALCULATION OF ADDITIONAL BENEFIT TO PUBLIC MINORITY

   ($ in millions)
   --------------------------------------------------------------------------------------------------------
   Cash Price from Bidder                                                                   $900
   Inside Basis                                                                              546
   --------------------------------------------------------------------------------------------------------
   Tax Payable on Gain at 40% Tax Rate                                                       141
   --------------------------------------------------------------------------------------------------------

   Benefit from Step-up in Tax Basis
   Estimated Tax Deduction                                                                  $354
   Estimated Annual Tax Deduction over 15 years                                               24
   Tax Effected Amount at 40% Tax Rate                                                         9
   --------------------------------------------------------------------------------------------------------
   Present Value of Tax Benefit at 10% Discount Rate                                          79
   --------------------------------------------------------------------------------------------------------
   --------------------------------------------------------------------------------------------------------

                                                                  CONFIDENTIAL
                                                                            19




TREATMENT OF PUBLIC SENIOR INDEBTEDNESS

- General statement in the Fleet transaction announcement that bondholders will be treated fairly

                                                                  CONFIDENTIAL
                                                                            18



PUBLIC SHAREHOLDER TRANSACTION

   OTHER MAJOR PROVISION:

   - Conditioned on closing of both Asset Management and Annuities Segment transactions

                                                                  CONFIDENTIAL
                                                                            23


CSFB'S OPINION

THE CONSIDERATION TO BE RECEIVED BY THE PUBLIC HOLDERS OF LFC COMMON STOCK OTHER THAN LIBERTY MUTUAL IS FAIR, AS OF THE DATE HEREOF, FROM A FINANCIAL POINT OF VIEW, TO SUCH SHAREHOLDERS

CSFB'S OPINIONS ARE QUALIFIED IN THEIR ENTIRETY BY THE SIGNED, WRITTEN OPINION LETTER DELIVERED TO THE BOARD OF DIRECTORS